[*] indicates information that has been omitted pursuant to a confidential treatment request and this information has been filed under separate cover with the Commission

LICENSE AGREEMENT

THIS LICENSE AGREEMENT, made and entered into as of the date of last signature below (the "EFFECTIVE DATE"), is by and between OSI Pharmaceuticals, Inc. (together with its Affiliates, "OSI"), a Delaware corporation, having a place of business at 41 Pinelawn Road, Melville, NY 11747 and OncoVista, Inc, a Delaware corporation having offices at 14785 Omicron Drive, Suite 104, San Antonio TX 78245 (hereinafter, "OncoVista" and together with OSI referred to as the "Parties").

WHEREAS, OSI owns or is the exclusive licensee of certain patents and patent applications and related know-how for OSI-7904L, and has been assigned certain regulatory filings with respect to OSI-7904L; and

WHEREAS, OSI and OncoVista desire to enter into this Agreement and certain other ancillary agreements; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, OSI wishes to license to OncoVista and OncoVista wishes to license from OSI all of OSI's rights under patents, patent applications and know-how related to OSI-7904L, and to acquire ownership of all regulatory filings with respect to OSI-7904L; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, OSI wishes to sell to OncoVista and OncoVista wishes to purchase from OSI its inventory of OSI-7904L.

NOW THEREFORE, in consideration of the premises and of the faithful performance of the covenants herein contained, the Parties hereto agree as follows:

1. DEFINITIONS

1.1 "ACCOUNTING PERIOD" shall mean each three-month period ending March 31, June 30, September 30 and December 31.

1.2 "AFFILIATE" shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors or the power to direct the management and policies of such entity; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such entity.

1.3 "COMPOUND(S)" shall mean the thymidylate synthase inhibitor having the structure depicted in Exhibit A attached hereto and the analogs, homologs, congeners and derivatives thereof that are described and/or claimed in United States Patent No. 5,663,337.

1.4 "CONFIDENTIAL INFORMATION" shall mean any and all information of or about a Party considered by that Party to be confidential or proprietary that is disclosed by such Party to the other Party or Parties hereunder and, if written, marked as "confidential" or "proprietary," and if oral, identified as "confidential" or "proprietary" at the time of disclosure.

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

The DEVELOPMENT PLAN and any reports or notices provided by OncoVista to OSI under Articles 3, 5 or 6 shall automatically be deemed CONFIDENTIAL INFORMATION of OncoVista hereunder, regardless of how or whether they are marked. Such CONFIDENTIAL INFORMATION may include information relating to any technology, product, process or intellectual property of such Party (including, but not limited to, owned or licensed intellectual property rights, data, know-how, samples, technical and non-technical materials and specifications) as well as any business plan, financial information or other confidential commercial information of or about such Party. Notwithstanding the foregoing, information of or about a Party shall not be considered CONFIDENTIAL INFORMATION with respect to such party to the extent that the other Party can demonstrate by contemporaneous written record or other suitable physical evidence that:

(a) such information was lawfully in such other Party's possession or control prior to the time such information was disclosed to such other Party by the Party to whom the information relates as evidenced by contemporaneous written documentation;

(b) such information was developed by such other Party independently of and without reference to CONFIDENTIAL INFORMATION of the disclosing Party as evidenced by contemporaneous written documentation, provided, however that without limiting the generality of the foregoing, the CONFIDENTIAL INFORMATION of either Party shall not become the CONFIDENTIAL INFORMATION of the other Party by virtue of this Agreement;

(c) such information was lawfully obtained by such other Party from a third party under no obligation of confidentiality to the Party to whom such information relates; or

(d) such information was at the time it was disclosed or obtained by such other party, or thereafter became, publicly known otherwise than through a breach by such other Party of such other Party's confidentiality obligations hereunder to the Party to whom such information relates.

1.5 "CONTROL" or "CONTROLLED" shall mean having ownership of, or licenses to, intellectual property or data and the ability to grant a license or sublicenses to such intellectual property or data as contemplated in this Agreement without violating the terms of any agreement or other arrangement with any third party.

1.6 "CUSTOMER" shall mean an independent third party who is not an AFFILIATE or SUBLICENSEE (defined below) of OncoVista who receives or purchases a PRODUCT for end use[. . . * . . .] and shall include any third party that OncoVista or its AFFILIATES has authorized to distribute a PRODUCT, which third party is not a SUBLICENSEE.

1.7 "DEVELOPMENT PLAN" shall have the meaning ascribed to it in Section 3.1(a).

1.8 "DILIGENT EFFORTS" shall mean diligent efforts and resources consistent with practices commonly used in the biopharmaceutical industry for a company in a similar

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

position as OncoVista at such time for a product using such company's strategic core technology at a similar state in its development or product life, as applicable, which product is of similar market potential, taking into account efficacy, safety, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval and the profit margin and/or return on investment from pursuing such product.

1.9 "EFFECTIVE DATE" shall mean the date of this Agreement indicated above.

1.10 "EQUIVALENT VALUE" shall mean the cash price that would be paid in an arm's length transaction between two unrelated parties.

1.11 "EXCLUSIVE PATENT RIGHTS" shall mean those patents and patent applications, both foreign and domestic, covering the manufacture, use, sale, offer for sale or importation of the COMPOUND or PRODUCT(S), including any divisionals, converted utility patents, continuations, continuations-in-part, or reissues, renewals, reexaminations or extensions thereof, that are set forth on Exhibit B attached hereto.

1.12 "FDA" shall mean the U.S. Food and Drug Administration.

1.13 "FIELD" shall mean the treatment, diagnosis, prophylaxis, and prevention of all human and animal diseases and conditions except the MALARIA FIELD.

1.14 "FIRST COMMERCIAL SALE" shall mean the first sale of any PRODUCT to a CUSTOMER by OncoVista, its Affiliate, or any SUBLICENSEE, following approval of such PRODUCT's marketing by the competent regulatory authority or agency in which the sale is to be made.

1.15 "FIRST LINE APPROVAL" shall mean Regulatory Approval of a PRODUCT as a single agent or in combination therapy for the treatment, prophylaxis or prevention of cancer in patients who have not received prior cancer chemotherapy.

1.16 "[*] AGREEMENT" shall mean the License Agreement between [...] and [*] dated as of [*] [...]

1.17 KNOW-HOW shall mean the proprietary information, know-how, trade secrets, or other information set forth on Exhibit C attached hereto.

1.18 "LIPOSOMAL PATENTS" shall mean those patents and patent applications, both foreign and domestic, covering the manufacture, use, sale, offer for sale or importation of the COMPOUND or PRODUCT(S), including any divisionals, converted utility patents, continuation, continuation-in-part, or reissues, renewals, reexaminations or extensions thereof, that are set forth on Exhibit D attached hereto.

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.19 "MAJOR EUROPEAN COUNTRY" shall mean Germany, United Kingdom, France, Italy and Spain.

1.20 "MAJOR MARKET" shall mean the United States, United Kingdom, Germany France, Italy, Spain and Japan.

1.21 "MALARIA FIELD" shall mean the treatment, prophylaxis, and prevention of malaria in any form.

1.22 "MANUFACTURING AGREEMENT" shall mean the Manufacturing Agreement by and between [*] and OSI dated as of [*]

1.23 "NDA" shall mean a New Drug Application filing with the FDA.

1.24 "NET SALES" means the [. . .

*

. . .]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[***

*

***]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[... * ...]

1.25 "NONEXCLUSIVE PATENT RIGHTS" shall mean those patents and patent applications filed [*] both foreign and domestic, that are CONTROLLED by [*] and that but for the license granted in Section 2.1(ii) herein would necessarily be infringed by the manufacture, use or sale of the COMPOUND *per se* or any invention claimed and/or described in the EXCLUSIVE PATENT RIGHTS provided however that the NONEXCLUSIVE PATENT RIGHTS shall not include any EXCLUSIVE PATENT RIGHTS.

1.26 "PATENT RIGHTS" shall mean the EXCLUSIVE PATENT RIGHTS and LIPOSOMAL PATENT RIGHTS, as listed in Exhibits B and D hereof, which shall be updated on an annual basis by OSI upon request of OncoVista, and the NONEXCLUSIVE PATENT RIGHTS.

1.27 "PHASE I" shall mean, with respect to the United States, the first phase of human clinical trials with the principal purpose of determining the metabolism and pharmacologic actions of a PRODUCT for its intended use in healthy individuals or patients, and an early safety profile of the PRODUCT in order to support its continued testing in similar clinical trials, as described in 21 C.F.R. § 312.21(a), as may be amended, and, with respect to any other country or jurisdiction, its equivalent in such other country or jurisdiction. For purposes of this Agreement, Phase I shall include any combined Phase I/II clinical trials.

1.28 "PHASE II" shall mean, with respect to the United States, the second phase of human clinical trials conducted on sufficient numbers of patients with the disease target being studied with the principal purpose to establish the safety and preliminary efficacy of a PRODUCT for its intended use, and to define warnings, precautions and adverse reactions that are associated with the PRODUCT in the dosage range to be prescribed and as described in 21 CFR § 312.21(b), as may be amended, and, with respect to any other country or jurisdiction, its equivalent in such other country or jurisdiction. For purposes of this Agreement, Phase II shall include any combined Phase II/III clinical trials.

1.29 "PHASE III" shall mean, with respect to the United States, the third phase of human clinical trials of a PRODUCT or COMPOUND which are large-scale trials to gain evidence of the efficacy and safety in a number of human subjects sufficient to support registration for a PRODUCT with the FDA, as described in 21 C.F.R. § 312.21(c), as may be amended, and, with respect to any other country or jurisdiction, its equivalent in such other country or jurisdiction.

1.30 "PHASE IV" shall mean, with respect to the United States, the phase of human clinical trials of a PRODUCT or compound which occur after FDA approval of the PRODUCT and, with respect to any other country or jurisdiction, its equivalent in such other country or jurisdiction.

1.31 "PRODUCT(S)" shall mean the COMPOUND and pharmaceutical products containing the COMPOUND and any formulation thereof, or which the research, development,

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

manufacture, use, sale, offer to sell and import of which is within the scope of the EXCLUSIVE PATENT RIGHTS or LIPOSOMAL PATENT RIGHTS and/or the KNOW-HOW.

1.32 "PRODUCT DATA PACKAGE" shall include the following information and data related to the PRODUCT which OSI CONTROLS as of the EFFECTIVE DATE: (a) the REGULATORY DOCUMENTS; (b) clinical development protocols, data and reports; (c) manufacturing development technical reports; (d) toxicology reports; and such other information and data specifically identified in Exhibit E attached hereto.

1.33 "PRODUCT INVENTORY" shall mean the OSI-7904L inventory, in bulk or finished form, which OSI CONTROLS as of the EFFECTIVE DATE, as identified in Exhibit F attached hereto.

1.34 "ROYALTY TERM" shall mean, with respect to the PRODUCT in each country in the TERRITORY, the period commencing on the CLOSING DATE and ending on the later of (a) ten (10) years from the date of the FIRST COMMERCIAL SALE in such country, or (b) the expiration of the last to expire EXCLUSIVE PATENT RIGHT or LIPOSOMAL PATENT RIGHT containing a VALID CLAIM that, but for the licenses granted herein, would be infringed by the manufacture, use, import, offer for sale or sale of the PRODUCT by OncoVista, its AFFILIATES or SUBLICENSEES in that country.

1.35 "SELLER" shall mean OncoVista or any of its AFFILIATES or SUBLICENSEES (defined below).

1.36 "SUBLICENSE" shall mean an agreement granting a sublicense to the rights licensed to OncoVista hereunder that shall be consistent with the terms and provisions of this Agreement.

1.37 "SUBLICENSEE" shall mean a person or entity unaffiliated with OncoVista to whom OncoVista has granted a SUBLICENSE in accordance with the provisions of this Agreement.

1.38 "TERRITORY" means the entire world.

1.39 "TRANSFERRED ASSETS" shall mean the PRODUCT INVENTORY and the PRODUCT DATA PACKAGE.

1.40 "VALID CLAIM" shall mean any claim from (a) an issued and unexpired patent included within the EXCLUSIVE PATENT RIGHTS or LIPOSOMAL PATENT RIGHTS that has not been revoked or held unenforceable or invalid by a final decision, from which an appeal cannot be taken or in respect of which the applicable period of appeal has expired, of a court or other governmental authority having authority over patents, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (b) a pending claim in a patent application within the EXCLUSIVE PATENT RIGHTS or LIPOSOMAL PATENT RIGHTS, provided that if such pending claim has not issued as a claim of an issued patent within the EXCLUSIVE PATENT RIGHTS or LIPOSOMAL PATENT

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

RIGHTS within eight (8) years after the filing date from which such patent application takes priority, such pending claim shall not be a VALID CLAIM for purposes of this Agreement unless and until, subsequent to such 8-year period, such pending claim is issued as a claim of an issued and unexpired patent included within the EXCLUSIVE PATENT RIGHTS or LIPOSOMAL PATENT RIGHTS as set forth in (a) above.

2. LICENSE GRANT AND DELIVERY OF TRANSFERRED ASSETS

2.1 License Grant. Subject to the terms and conditions of this Agreement and, to the extent applicable, the [*] AGREEMENT, at the CLOSING and for the term of this Agreement, OSI hereby agrees to grant to OncoVista:

(i) an exclusive, royalty-bearing, worldwide license with the right to grant sublicenses, under the EXCLUSIVE PATENT RIGHTS, the LIPOSOMAL PATENT RIGHTS and KNOW-HOW to research, develop, make, have made, use, sell, have sold, offer to sell and import PRODUCTS within the FIELD throughout the TERRITORY; and

(ii) a non-exclusive worldwide license under the NONEXCLUSIVE PATENT RIGHTS solely to the extent necessary to practice the NONEXCLUSIVE PATENT RIGHTS for the development, manufacture, importation, use, sale, offer for sale and other commercialization of PRODUCTS in the FIELD in the TERRITORY pursuant to the license granted under the EXCLUSIVE PATENT RIGHTS in 2.1(i).

(iii) The licenses granted in Sections 2.1(i) and (ii), and the terms and conditions of this Agreement, are qualified by and subject to the following terms of the [*] AGREEMENT: Sections 2.1(c), 2.2, 2.3(a), 3.1, 3.2, 3.3, 3.4, 3.5, 4.7, 4.8, 4.10 and 8 (the "[*] Provisions"). The foregoing provisions are incorporated herein by reference, and OncoVista expressly agrees to be bound by such terms and obligations as though it were responsible for the performance of the obligations of [*] under the [*] Provisions.

Any breach of any of the [*] Provisions by OncoVista will be deemed a breach of this Agreement. Any sublicensee obligations required by the [*] AGREEMENT to be included in a sublicense thereunder, including without limitation any required provision making the applicable third party licensor a third party beneficiary of any sublicense thereunder, shall be deemed to be included in this Agreement.

2.2 Sublicenses. Effective at the CLOSING and for the term of this Agreement, OncoVista will have the right to sublicense the licenses granted to it by OSI under this Agreement upon prior written notice to OSI; provided that:

(i) prompt notice and a copy of each such sublicense shall be given by OncoVista to OSI pursuant to Section 11.2;

(ii) OncoVista shall remain obligated at all times under this Agreement without regard to whether it has sublicensed its rights or whether OncoVista's SUBLICENSEE has performed;

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(iii) such SUBLICENSE shall name OSI as a third party beneficiary of such SUBLICENSE;

(iv) OncoVista shall forward to OSI annually a copy of such reports received by OncoVista from its SUBLICENSEES during the [*] as shall be pertinent to a royalty accounting under the applicable SUBLICENSE (to the extent applicable to the amounts payable hereunder); and

(v) any such SUBLICENSE granted by OncoVista shall contain provisions providing for its termination or assignment (such assignment subject to OSI's written consent, such consent not to be unreasonably withheld provided that if OSI withholds its consent for more than [*] after termination of this AGREEMENT, then OncoVista may assign such SUBLICENSE without the written consent of OSI and OSI agrees to be bound thereby) to OSI, at the option of OSI, of OncoVista's interests therein upon termination of this Agreement, and shall further contain provisions which obligate such SUBLICENSEE to comply with such terms, conditions, agreements and obligations that are consistent with the terms, conditions, agreements and obligations to which OncoVista is subject under this Agreement.

2.3 Transferred Assets. At the CLOSING, OSI hereby agrees to assign, transfer and convey to OncoVista all of OSI's right, title, and interest in and to the TRANSFERRED ASSETS and OncoVista hereby agrees to accept such assignment, transfer and conveyance. Within [*] after the CLOSING DATE (the "DELIVERY DATE"), OSI shall have delivered to OncoVista all of the TRANSFERRED ASSETS and OncoVista shall have up to [*] after such delivery to inventory the delivered TRANSFERRED ASSETS and to give notice to OSI of any TRANSFERRED ASSETS that were not so delivered. In the absence of such notice, the parties shall consider the transfer complete. If OSI receives notice or otherwise learns after the DELIVERY DATE that it has failed to deliver any TRANSFERRED ASSETS to OncoVista, OSI shall provide to OncoVista any such TRANSFERRED ASSETS no later than [*] after receipt of such notice or knowledge (or within such longer time as is mutually agreed by OSI and OncoVista). The clinical data portion of the PRODUCT DATA PACKGAGE shall be provided to OncoVista in computer-readable format, where available, and otherwise in printed format. OSI shall be under no obligation to convert to electronic format any portion of the PRODUCT DATA PACKAGE that currently is available only in printed format. In the event that OncoVista is unwilling or unable to assume physical possession of the TRANSFERRED ASSETS by the CLOSING DATE, OSI shall be entitled to charge OncoVista a reasonable fee for storage of the TRANSFERRED ASSETS beyond the CLOSING DATE but in no event later than [*] beyond the CLOSING DATE. OSI shall ship the TRANSFERRED ASSETS to OncoVista [*]. For a period of [*] following the receipt by OncoVista of the TRANSFERRED ASSETS, OSI personnel shall be reasonably available during OSI's normal business hours to respond to technical inquiries of OncoVista regarding PRODUCT as is reasonably requested by OncoVista, not to exceed [*] at no cost to OncoVista. OncoVista shall reimburse OSI for any assistance beyond [*] at [*] rate. OncoVista acknowledges [*]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

. . . * . . .]

2.4 Manufacturing Agreement. At the CLOSING, OSI hereby agrees to assign to OncoVista all of OSI's rights and obligations under the MANUFACTURING AGREEMENT solely with respect to the PRODUCT, and OncoVista hereby agrees to accept such assignment and assume all such obligations. Upon the termination of this Agreement, all rights and obligations under the MANUFACTURING AGREEMENT shall automatically revert back to OSI. For the avoidance of doubt, in the event OncoVista enters into any new or amended agreement with Gilead for the manufacture of PRODUCT, such agreement shall provide for the assignment to OSI, at OSI's sole discretion, upon termination of this Agreement. In addition, in the event OncoVista subsequently contracts with any third party for manufacture of the PRODUCT, OncoVista shall use reasonable efforts to obtain identical assignment provisions for the benefit of OSI from the third party manufacturer.

2.5 [*] Research License. OncoVista hereby grants to [*] a non-exclusive, non-transferable, non-sublicensable worldwide, paid-up, perpetual license to use the EXCLUSIVE PATENT RIGHTS and the KNOW-HOW for [*] internal research purposes.

3. OPERATIONS UNDER THE LICENSE

3.1 Diligence.

(a) OncoVista shall provide OSI with a written commercialization development plan ("DEVELOPMENT PLAN") within [*] of the CLOSING DATE and shall provide OSI with updates to the DEVELOPMENT PLAN on at least [*] basis with the Progress Reports submitted under Section 3.2, such updates to cover the next [*] of commercialization development and to include at a minimum initial indications and markets for the PRODUCTS.

(b) OncoVista shall use good faith and DILIGENT EFFORTS (directly and/or indirectly through its agents, AFFILIATES and/or SUBLICENSEES) to accomplish the milestones set forth in the applicable DEVELOPMENT PLAN and, upon the receipt of necessary regulatory approvals, to manufacture COMPOUND and PRODUCTS and, promote, market and distribute PRODUCTS in the United States and in each MAJOR EUROPEAN COUNTRY.

(c) In the event OncoVista fails to use good faith and DILIGENT EFFORTS during the period prior to launch of a PRODUCT to meet the objective(s) set forth in the applicable DEVELOPMENT PLAN in a timely manner, OSI shall notify OncoVista thereof in writing, and OncoVista shall have [*] following such notification to notify OSI that (i) it has met such objective(s); or (ii) the failure to meet such objectives occurred despite OncoVista's use of DILIGENT EFFORTS as required herein, which notification will include evidence of such efforts; or (iii) it will cure such failure to use DILIGENT EFFORTS within [*] of OSI's notice. In the event OncoVista fails to use good faith and DILIGENT EFFORTS and does not cure such failure as per the foregoing, OSI shall have the

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

right to terminate this Agreement upon [*] notice. For the avoidance of doubt, OncoVista shall be deemed in breach of its diligence obligations pursuant to this Section 3.1 in the event that OSI is determined to be in breach of its diligence obligations to its licensors, due solely to actions or inactions of OncoVista or its AFFILIATES or SUBLICENSEES.

3.2 Progress Reports. Until the FIRST COMMERCIAL SALE of a PRODUCT and for such later periods during which additional PRODUCTS (if any) are being developed, OncoVista shall provide to OSI and [*] [*] within [*], a reasonably detailed summary regarding the activities of OncoVista and OncoVista's AFFILIATES and SUBLICENSEES relative to achieving the objectives set forth in the applicable DEVELOPMENT PLAN and updated DEVELOPMENT PLAN(s) pursuant to Section 3.1 (a) in a timely manner, including but not limited to, research and development activities; names, addresses and actions of all SUBLICENSEES and AFFILIATES; the progress of obtaining regulatory approvals, strategic alliances and manufacturing, sublicensing and marketing efforts.

3.3 Compliance with Certain Laws. OncoVista shall comply with, and shall obligate any AFFILIATE of OncoVista exercising rights granted to OncoVista hereunder and any SUBLICENSEE to comply with, all government statutes and regulations that relate to the PRODUCTS, including, but not limited to, FDA statutes and regulations and the Export Administration Act of 1979 (50 App. U.S.C. §2401 *et seq.*), as amended, and the regulations promulgated thereunder, and any applicable similar laws and regulations of any other country.

4. PAYMENTS AND DELIVERIES

Subject to the satisfaction by OncoVista of its obligations set forth in Section 4.1 below, the PARTIES hereby agree that the closing of the transactions contemplated by this Agreement (the "CLOSING") will occur within seven (7) business days of the date (the "CLOSING DATE") of effectiveness of the merger of OncoVista with and into Aviation Upgrade Technologies, Inc. in compliance with all applicable state and federal laws, including securities laws. In consideration of, and as a condition to, OSI's obligation to grant the exclusive licenses herein and transfer ownership of the TRANSFERRED ASSETS, OncoVista will deliver to OSI the following amounts and deliverables at the CLOSING:

4.1 License Fee and Other Deliverables.

(a) License Fee. OncoVista will pay to OSI the sum of five hundred thousand dollars ($500,000) by Federal Reserve electronic wire transfer in immediately available funds to an account designated by OSI. Such amount shall be non-refundable and non-creditable and shall not be subject to any counterclaim or set-off.

(b) Common Stock Purchase Documents. OSI and OncoVista each will execute and deliver to the other PARTY (or in the case of the signature of Alexander L. Weis, OncoVista will cause Mr. Weis to execute and deliver to OSI) the following agreements, in each case, in substantially the forms attached hereto as Exhibit G: (i) a Subscription Agreement by

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

and between the PARTIES; (ii) a Stockholders Agreement, by and among the PARTIES and Alexander L. Weis; and (iii) an Investors' Rights Agreement, by and between the PARTIES.

(c) Warrants. OSI and OncoVista each will execute and deliver to the other PARTY the following warrants, in each case, in substantially the forms attached hereto as Exhibit H: (i) a warrant for OSI to purchase up to 200,000 shares of common stock at $2.50 per share; and (ii) a warrant for OSI to purchase a number of shares of common stock as determined by dividing $5,000,000 by the National Market Exercise Price (as such term is defined in such warrant) at a purchase price per share equal to the National Market Exercise Price.

4.2 Milestone Payments.

Within [*] of OncoVista and/or its AFFILIATES or SUBLICENSEES achieving the first occurrence of each of the milestone events listed below with respect to any PRODUCT, OncoVista shall notify OSI of such achievement and the date thereof and shall pay the following non-refundable fees to OSI as soon as reasonably possible but in no event later than [*] (*) days of achieving such milestone in the manner hereinafter provided during the term of this Agreement:

(a) In addition to the payments provided for in Sections 4.1, and subject to Section 4.2(b), OncoVista shall pay OSI the following amounts upon the occurrence of the following events or actions taken by OncoVista, its AFFILIATES or its SUBLICENSEES:

(i) Milestones:

$[*] upon [*];

$[*] upon [*];

and

$[*] upon [*].

(b) On the date any one milestone with respect to a PRODUCT is achieved, all unachieved but chronologically earlier milestones shall be deemed to have been achieved with respect to that PRODUCT and shall be paid.

4.3 Royalties. Beginning with the FIRST COMMERCIAL SALE, on each sale of a PRODUCT by OncoVista, its AFFILIATES or SUBLICENSEES, OncoVista shall pay OSI royalties on NET SALES during the ROYALTY TERM according to the following rates:

(a) [*] percent (* %) of NET SALES for the first [*] dollars ($[*]) in total NET SALES in the TERRITORY in a given CALENDAR YEAR;

(b) [*] percent ([*]%) of NET SALES in excess of [*] dollars ($[*]) in total NET SALES in the TERRITORY during the same CALENDAR YEAR.

For the avoidance of doubt, this royalty payment obligation shall terminate [. . . * . . .]

4.4 Third Party Obligations. With respect to milestone and royalty payments payable to third parties, including but not limited to [*] payable based on achievement of milestones or sales of PRODUCTS by OncoVista, its AFFILIATES or SUBLICENSEES:

(a) OncoVista shall pay to OSI [*] percent ([*]%) of such milestone payments, including but not limited to the following milestones:

(i) $[*] upon [. . . * . . .]

(ii) $[*] upon [. . . * . . .];

(iii) $[*] upon [. . . * . . .]

(iv) $[*] upon [. . . * . . .];

(v) $[*] upon [. . . * . . .]

For the avoidance of doubt, in the event that any withholding or other taxes are payable by OncoVista on any third party milestone payments due with respect to sales in the TERRITORY, then OncoVista shall make such tax payments. OncoVista shall indemnify OSI and its Affiliates and their respective directors, officers, employees and agents from and against any liability with respect to withholding or other taxes that are payable by OncoVista or OSI on any third party milestone payments.

(b) OncoVista shall pay to OSI [*] percent ([*]%) of such royalties, including the following royalties due [*]:

(i) [*] percent ([*]%) of NET SALES in North America and the

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

European Union for the first [*] dollars ($[*]) in NET SALES in a given CALENDAR YEAR;

(iii) [*] percent ([*]%) of NET SALES in North America and the European Union for the next [*] dollars ($[*]) up to and including [*] dollars ($[*]) in NET SALES during the same CALENDAR YEAR;

(iv) [*] percent ([*]%) of NET SALES in North America and the European Union in excess of [*] dollars ($[*]) in NET SALES during the same CALENDAR YEAR; and

(v) [*] percent ([*]%) of NET SALES outside North America and the European Union in the same CALENDAR YEAR.

For the avoidance of doubt, in the event that any withholding or other taxes are payable by OncoVista on any third party royalty payments due with respect to sales in the TERRITORY, then OncoVista shall make such tax payments. OncoVista shall indemnify OSI and its Affiliates and their respective directors, officers, employees and agents from and against any liability with respect to withholding or other taxes that are payable by OncoVista or OSI on any third party royalty payments due with respect to sales in the TERRITORY.

If OncoVista requires a license under a patent of a third party in a country in North America or the EU ("Third Party License") in order to practice its license to the EXCLUSIVE PATENT RIGHTS under Section 2.1 without infringing such patent, OncoVista may deduct [*] of the amount of payments it makes under any such Third Party License during any calendar quarter from royalties otherwise payable under Section 4.4(b) (but solely to the extent that OSI is similarly released from such payment obligation under the [*] AGREEMENT) for Net Sales in North America and the EU during such calendar quarter, provided that (i) the total royalty payable on such Net Sales shall never be less that [*]% of such Net Sales and (ii) if OncoVista makes any one time payments under any Third Party License (i.e. non-royalty payments) which shall become due and payable to the third party after the launch of the PRODUCT in country, [*] if which it is unable to deduct from royalties during the applicable calendar quarter because such deduction would decrease the royalty for such calendar quarter to below [*]% of Net Sales in North America and the EU, OncoVista may deduct such amounts from royalty payments for future calendar quarters under this Section 4.4(b), subject to the requirement that royalty payments for a calendar quarter not decrease below [*]% of Net Sales in North America and EU.

4.5 Limitations.

(a) No royalties or other payments shall be due in respect of PRODUCT samples distributed by or on behalf of a SELLER, for no consideration, and such units shall not be included in NET SALES but OncoVista shall include such units of PRODUCT in the reports submitted pursuant to Section 5.2.

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.6 Timing of Payments. Payments due under Section 4.3 are due [*] (*) days after the end of each ACCOUNTING PERIOD.

4.7 Late Payments. Each payment due under this Agreement shall, if not made when due, accrue interest subsequent to the payment due date at a *per annum* rate equal to the [. . . * . . .] or on the date such payment is made, whichever is higher, the interest being compounded on the last day of each calendar month, provided that in no event shall said *per annum* rate exceed the maximum interest rate permitted by law in respect to such payment. Such payment when made shall be accompanied by all interest so accrued. Such interest and the payment and acceptance thereof shall not preclude or waive the right of OSI to exercise any other remedy, legal or equitable, that it may have as a consequence of the delinquency of the payment.

4.8 Manner of Payment. All payments due under this Agreement shall be paid in United States dollars. NET SALES or SUBLICENSE REVENUE received in currencies other than United States dollars shall be converted into United States dollars at the New York Foreign Exchange Rate for buying United States dollars with such foreign currency as quoted by *The Wall Street Journal* as the average rate for the applicable ACCOUNTING PERIOD in New York, in the case of any payment payable with respect to a specified ACCOUNTING PERIOD, or, in the case of any other payment, the last business day prior to the date of such payment.

5. REPORTS AND PAYMENTS

5.1 Recordkeeping. OncoVista shall, and shall obligate its AFFILIATES and SUBLICENSEES to, keep full and accurate records (prepared in accordance with United States Generally Accepted Accounting Principles consistently applied) of OncoVista's, its AFFILIATES' and any SUBLICENSEE's sales of PRODUCTS and such other matters as may affect the determination of any amount payable to OSI hereunder in sufficient detail to enable OSI or OSI's representatives to determine any amounts payable to OSI under this Agreement. Such records shall be kept at OncoVista's or its AFFILIATES' principal place of business and, with all necessary supporting data, books and ledgers shall, during all reasonable times for the [*] following the end of the calendar year to which each shall pertain, be open for inspection at reasonable times during normal business hours (and upon at least [*] prior written notice) no more than [*] per calendar year by an independent audit firm selected by OSI (reasonably acceptable to OncoVista) for the purpose of verifying the accuracy of any payment report required under this Agreement or any amount payable hereunder. The results of each inspection shall be binding on both Parties absent mathematical error. OSI shall pay for such inspections, except should any such inspection lead to the discovery of a greater than [*] percent (*%) discrepancy in payments due OSI hereunder, reporting to OSI's detriment, OncoVista shall pay the full cost of such inspection. OncoVista shall include in all SUBLICENSES granted under Section 2.2 an audit provision substantially similar to the foregoing requiring the SUBLICENSEE to keep full and accurate books and records relating to the PRODUCT and granting OSI the right to audit the accuracy of the information reported by the SUBLICENSEE in connection therewith on the same terms as apply to OncoVista's records

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

hereunder. The term of this Section 5.1 shall survive any termination or expiration of this Agreement for a period of [*]

5.2 Reports. Within [*] after the end of each ACCOUNTING PERIOD of each year following the FIRST COMMERCIAL SALE, OncoVista shall deliver to OSI a true and accurate report, giving such particulars of the business conducted by OncoVista, its AFFILIATES and any SUBLICENSEES during the preceding [*] under this Agreement as are pertinent to an accounting for any royalty or other payments hereunder, including without limitation the information specified in Section 5.3, along with the amount of royalties payable for such ACCOUNTING PERIOD. If no payments are due, it shall be so reported. All amounts payable to OSI hereunder shall be payable in United States funds without deductions for taxes, assessments, fees, or charges of any kind. OncoVista shall report within [*] after the end of each month an unofficial Net Sales report on a country-by-country basis.

5.3 Accounting. With each quarterly payment, OncoVista shall deliver to OSI the report described in Section 5.2 above which shall include, but not be limited to, the following information:

(a) [... * ...];

(b) [... * ...];

(c) [... * ...];

(d) [... * ...];

(e) [... * ...]

(f) [... * ...].

6. PATENTS

6.1 Third Party License Agreements. The Parties acknowledge that the provisions of this Article 6 are subject in all respects to the provisions of any license agreements between OSI and third party licensors of the EXCLUSIVE PATENT RIGHTS and the obligations of OSI and the rights of OncoVista under this Article 6 are limited accordingly. OSI and OncoVista shall, within the foregoing constraints, cooperate in the continued prosecution, maintenance and enforcement of the EXCLUSIVE PATENT RIGHTS and LIPOSOMAL PATENT RIGHTS.

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

6.2 Patent Prosecution of LIPOSOMAL PATENT RIGHTS. OncoVista shall prosecute and maintain the LIPOSOMAL PATENT RIGHTS using diligent efforts at its sole discretion and sole expense, except as otherwise provided in this Section 6.2. OSI, on its part, shall fully cooperate with OncoVista in promptly transferring all patent prosecution and maintenance files associated with LIPOSOMAL PATENT RIGHTS to a patent counsel of OncoVista's choosing, as well as promptly reviewing and executing all patent related documents (including any necessary power of attorney) required by OncoVista for such patent prosecution and maintenance efforts. OncoVista shall keep [*] and OSI reasonably informed of the status of each LIPOSOMAL PATENT RIGHT. If OncoVista intends to cease prosecution or maintenance of any LIPOSOMAL PATENT RIGHT or not to file any patent term extensions thereto which may be appropriate to obtain an extended period of market exclusivity for a PRODUCT, OncoVista shall promptly notify OSI in writing of any such intent, in no event later than [*] prior to any prosecution deadline, in a reasonable time for OSI to continue such prosecution, maintenance or term extension, shall provide all records and files related to such LIPOSOMAL PATENT RIGHT to OSI, and shall execute such documents and reasonably cooperate with OSI as may be necessary to perfect and maintain such patent protection or term extension. OSI shall promptly reimburse OncoVista for the reasonable expense that OncoVista incurs in connection with rendering such assistance.

6.3 Third Party Infringement.

(a) Notice. Each party will notify the other party promptly in writing if it becomes aware of any alleged or potential infringement of the EXCLUSIVE PATENT RIGHTS or LIPOSOMAL PATENT RIGHTS within the scope of this Agreement. Such notice will be in writing and will provide all material information related to such alleged or potential infringement known by such party.

(b) Infringement of EXCLUSIVE PATENT RIGHTS and LIPOSOMAL PATENT RIGHTS. If any EXCLUSIVE PATENT RIGHT or LIPOSOMAL PATENT RIGHT is infringed by a third party in connection with the manufacture, use, sale, offer for sale or import of a PRODUCT within the FIELD and within the TERRITORY, as between OSI and OncoVista, and subject to any rights retained by OSI's licensors, OncoVista shall have the primary right, but not the obligation, to bring suit and to take action against such infringer in its own name, or in the name of OSI (or OSI's licensor, to the extent OSI possesses the rights necessary to enable OncoVista to join such licensor under the terms of OSI's license agreement with such licensor; provided that OSI shall use commercially reasonable efforts to obtain such licensor's cooperation but otherwise shall have no liability for any failure of such licensor to appear or cooperate in such action) where necessary, in which case OncoVista shall control the prosecution of any such suit or claim, including without limitation the choice of counsel. Notwithstanding anything to the contrary in this Section 6.3(b), but subject to any legal obligations of OSI to its licensors with respect to the EXCLUSIVE PATENT RIGHTS or LIPOSOMAL PATENT RIGHTS, if OncoVista fails to initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant to this Section 6.3 (b) within [*] after becoming aware of the basis for such suit or action, then OSI may, in its discretion, provide OncoVista with written notice of OSI's or [*] intent to initiate a suit or take other appropriate action. If OSI provides such notice and OncoVista fails to initiate a suit or take such other appropriate action within

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*] days after receipt of such notice from OSI, then OSI or [*] shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the intellectual property rights at issue. The proceeds of any recovery, court award or settlement of such action shall, after any required payments to OSI's licensors, first be applied to reimburse the PARTIES for the costs and expenses of such prosecution and the balance shall be paid [*] to OSI and [*] to OncoVista.

(c) Sublicensing of Infringers. OncoVista shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer in all countries within the TERRITORY for use of the EXCLUSIVE PATENT RIGHTS and LIPOSOMAL PATENT RIGHTS.

(d) Notwithstanding the provisions of Section 6.1(b), in the event that a declaratory judgment action alleging invalidity or non-infringement of any of the patents within the LIPOSOMAL PATENT RIGHTS is filed, OSI shall have the first option, within six months after notification of same, to assume the defense of the action at its expense, but OncoVista shall be entitled to participate in such action, at its own expense.

6.4 No Patent Challenge. This agreement shall terminate in the event that OncoVista, its AFFILIATES or its SUBLICENSEES commence an action challenging the validity or enforceability of any of the PATENT RIGHTS licensed under this AGREEMENT. To the extent a question arises as to whether a particular product is within the scope of the PATENT RIGHTS, such question shall be resolved through arbitration pursuant to Section 11.9.

7. CONFIDENTIALITY

7.1 Confidentiality. Each Party shall maintain CONFIDENTIAL INFORMATION provided by the other Party in confidence, and shall not disclose, divulge or otherwise communicate such CONFIDENTIAL INFORMATION to others, or use it for any purpose other than as permitted under this Agreement. The receiving Party shall have the right to disclose CONFIDENTIAL INFORMATION received from the other Party to governmental agencies to the extent reasonably required or desirable to secure approval for marketing of PRODUCTS (provided that the receiving Party shall use reasonable efforts to secure confidential treatment thereof), and to preclinical and clinical investigators and potential SUBLICENSEES where reasonably necessary or desirable for their information to the extent normal and usual in the custom of the trade and under a confidentiality agreement with provisions governing confidentiality and non-use the same as those contained herein.

7.2 Publicity Related to this Agreement. The Parties recognize that each Party may from time to time desire to issue press releases and make other public statements or disclosures regarding the subject matter of this Agreement. In such event, the Party desiring to issue an a press release or make a public statement or disclosure shall provide the other Party with a copy of the proposed press release, statement or disclosure for review and approval in advance, which advance approval shall not be unreasonably withheld, conditioned or delayed. No other public statement or disclosure concerning the existence or terms of this Agreement shall be made, either directly or indirectly, by either Party hereto, without first obtaining the written approval of the other Party. Once any public statement or disclosure has been approved in accordance with this

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section, then either Party may appropriately communicate information contained in such permitted statement or disclosure. A Party may (a) disclose the existence and terms of the Agreement where required, as reasonably determined by the disclosing Party, by applicable Law, by applicable stock exchange or Nasdaq regulation or by order or other ruling of a competent court, and (b) disclose the existence and terms of the Agreement under obligations of confidentiality to agents, advisors, contractors, investors and sublicensees, and to potential agents, advisors, contractors, investors and sublicensees, in connection with such Party's activities hereunder and in connection with such Party's financing activities.

7.3 Applicability of Obligations to AFFILIATES, SUBLICENSEES, Employees, Directors, Agents, Independent Contractors and Consultants. The confidentiality obligations of the Parties under this Article 7 shall be applicable to Parties, as well as their respective AFFILIATES, SUBLICENSEES, employees, directors, agents, independent contractors and consultants.

8. INDEMNIFICATION

8.1 Indemnification

(a) From and after the CLOSING DATE, OncoVista, its AFFILIATES and SUBLICENSEES shall indemnify, defend and hold OSI (and its directors, officers, employees, consultants, and AFFILIATES) (each an OSI INDEMNITEE) harmless from and against any and all damages incurred or suffered by an OSI INDEMNITEEE as a result of THIRD PARTY claims, actions or proceedings to the extent such claims are a consequence of

(i) OncoVista's or its AFFILIATES', SUBLICENSEES' or distributors' research, development, manufacture, use, development, sale, or offer for sale of the COMPOUND, TRANSFERRED ASSETS or PRODUCT on or after the CLOSING DATE; or

(ii) the material breach of any representation or warranty by OncoVista hereunder; or

(iii) the gross negligence or willful misconduct of OncoVista in connection with its activities under this Agreement.

(b) From and after the CLOSING DATE, OSI shall indemnify, defend and hold OncoVista (and its directors, officers, employees, consultants, AFFILIATES and SUBLICENSEES) (each an OncoVista INDEMNITEE) harmless from and against any and all damages incurred or suffered by an OncoVista INDEMNITEEE as a result of THIRD PARTY claims, actions or proceedings to the extent such claims are a consequence of

(i) the material breach of any representation or warranty by OSI hereunder; or

(ii) the gross negligence or willful misconduct of OSI in connection with its activities under this Agreement.

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8.2 Indemnification Procedures. A PARTY seeking indemnification under Section 8.1 ("INDEMNIFIED PARTY") shall give prompt notice of the claim to the other PARTY ("INDEMNIFYING PARTY") and, will have the first right to defend any claims, actions or proceedings for which it is entitled to indemnification from the other PARTY under Section 8.1, with the cooperation and at the expense of such other PARTY, provided that it will not settle any such claim, action or proceeding without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party is defending a claim, the indemnifying party shall have the right to be present in person or through counsel at substantive legal proceedings. In the event that the PARTIES cannot agree as to the application of Section 8.1 to any damages or claim, the PARTIES may conduct separate defenses of such claim. Each PARTY further reserves the right to claim indemnity from the other in accordance with Section 8.1 upon resolution of the underlying claim.

8.3 Insurance.

(a) Generally. OncoVista represents and warrants that it is covered and will continue to be covered by a comprehensive general liability insurance program which covers all of OncoVista's, its AFFILIATES and SUBLICENSEES activities and obligations hereunder in accordance with reasonable pharmaceutical industry standards, but in no event in amounts less than $[*] per incident and $[*] annual aggregate [*]. Such commercial general liability insurance shall provide (i) [*] and (ii) [*] The minimum amount of insurance coverage required under this Section 8.3 shall not be construed to create a limit of OncoVista's liability with respect to its indemnification under Section 8.1 of this Agreement. OncoVista shall maintain such insurance program or other program with comparable coverage, beyond expiration of this Agreement during the period in which any PRODUCT is being developed, commercially distributed or sold, and for a commercially reasonable period thereafter.

(b) Ongoing Obligations. OncoVista shall provide OSI with written evidence of such insurance upon request of OSI. OncoVista shall provide OSI with written notice at least [*] days prior to the cancellation, non-renewal or material change in such insurance; if OncoVista does not obtain replacement insurance providing comparable coverage within such [*] day period, OSI shall have the right to terminate this Agreement effective at the end of such [*] day period upon written notice without any additional waiting periods.

8.4 Survival. This Section 8 shall survive expiration or termination of this Agreement with respect to actions of the PARTIES during the term of this Agreement or the term of any license to OncoVista, whichever occurs later.

9. TERMINATION

9.1 Generally. This Agreement is effective as of the EFFECTIVE DATE and, unless earlier terminated as provided in this Section 9, expires on the expiration of the ROYALTY

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

TERM, at which time the License Grant under Section 2.1 hereof shall become fully-paid and irrevocable.

9.2 Termination Events.

(a) Each PARTY shall have the right to terminate this Agreement and its obligations hereunder for material breach by the other PARTY, which breach remains uncured for [*] days after written notice is provided to the breaching PARTY, or in the case of an obligation to pay royalty payments or other amounts owing under this Agreement, which breach remains uncured for [*] days after written notice to the breaching PARTY; provided, however, that non-payment of any royalty amounts or other payments owing under this Agreement, for which the non-paying PARTY reasonably disputes the obligation or amounts not paid, shall not be deemed a breach of an obligation to pay royalty payments or other amounts owing under this Agreement, provided that the non-paying PARTY has paid all such amounts not in reasonable dispute.

(b) OSI may terminate this Agreement immediately upon the bankruptcy, insolvency, liquidation, dissolution or cessation of operations of OncoVista; or the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of OncoVista; or any assignment by OncoVista for the benefit of creditors; or the filing of any involuntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of OncoVista which is not dismissed within [*] of the date on which it is filed or commenced; or upon any final judicial or administrative determination that this Agreement violates, or if continued would violate, in a substantial manner, any provision of the Federal Internal Revenue Code or equivalent foreign laws, applicable rights of the United States or obligations of OSI under Title 15 of the United States Code, or other Federal or State laws applicable to OSI.

(c) This Agreement will immediately terminate in the event of termination of the [*] AGREEMENT. Termination of this Agreement under such circumstances shall be deemed caused by the circumstances leading to the termination of the [*] AGREEMENT, if the actions or inactions of OncoVista under this Agreement or its AFFILIATES or SUBLICENSEES result in circumstances which are reasonably deemed to be the cause of termination of the [*] AGREEMENT.

(d) OSI shall have the right, but not the obligation, to terminate this Agreement in the event that the CLOSING shall not have occurred by October 31, 2007.

9.3 Post-termination Obligations. Upon termination of this Agreement for any reason, OncoVista shall submit all reports required by Section 5 and pay OSI all fees and royalties due or accrued on the sale of PRODUCTS up to and including the date of termination.

With respect to any and all countries in which OncoVista's license rights are terminated pursuant to Section 9.2, (i) such countries shall automatically be removed from the TERRITORY; (ii) OncoVista hereby grants to OSI an exclusive, freely sublicensable license under all technical data, know-how, improvements, inventions, patentable or not, relating to the

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

PRODUCT which are controlled by OncoVista during the term of this AGREEMENT, which license shall be royalty-free and paid-up to make, have made, use, sell offer to sell and import PRODUCT in such countries; (iii) OncoVista shall assign all of its right, title and interest in and to, and shall cooperate in the transfer of all of the following related to the PRODUCTS to the extent that OncoVista CONTROLELD such during the term of this AGREEMENT: (a) INDs and REGULATORY APPROVALS, (b) all preclinical and clinical development protocols, data and reports and other information and data (with any clinical data to be in computer-readable format, where available, (c) manufacturing development technical reports, (d) toxicology reports, (e) PRODUCT trademarks and tradenames, and (f) such other information and data specifically identified in EXHIBIT E, (iv) OncoVista shall deliver to OSI copies of all information, records and data that it CONTROLS that are reasonably necessary for the research, development and commercialization of PRODUCTS and reasonably necessary to continue the research, development and commercialization of PRODUCTS, and take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights and materials hereunder to OSI, including supply of API and finished product to OSI; and (v) OncoVista shall provide assistance reasonably requested by OSI for a period of [*] days following the date of notice of termination to facilitate the exercise of the license granted to OSI pursuant to this Section 9.3.

9.4 Survival. Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Sections 7, 8, 9.4, 10, and 11 shall survive any such termination in accordance with their respective terms.

10. REPRESENTATIONS AND WARRANTIES

Each PARTY makes the following representations and warranties as of the EFFECTIVE DATE, and agrees that such representations and warranties shall be true and correct in all material respects as of the CLOSING DATE:

10.1 Corporate Existence and Power. Each PARTY represents and warrants to the other that it (a) is a corporation organized, validly existing and in good standing under the laws of the state in which it is incorporated, and (b) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses granted hereunder.

10.2 Authority and Binding Agreement. Each PARTY represents and warrants to the other that it (a) has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (b) has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder, and (c) the Agreement has been duly executed and delivered on behalf of such PARTY, and constitutes a legal, valid, and binding obligation of such PARTY and is enforceable against it in accordance with its terms.

10.3 No Conflict. Each PARTY represents and warrants to the other that it has not

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

entered, and will not enter, into any agreement with any THIRD PARTY which is in conflict with the rights granted to the other PARTY under this Agreement, and has not taken and will not take any action that would in any way prevent it from granting the rights granted to the other PARTY under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the other PARTY under this Agreement.

10.4 No Consequential or Punitive Damages. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, OR OTHERWISE ARISING UNDER ANY THEORY OF LIABILITY IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 10.4 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT WITH RESPECT TO THIRD PARTY CLAIMS.

10.5 [. . .

*

. . .]

11. MISCELLANEOUS

11.1 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto.

11.2 Notices. All payments, notices, reports and/or other communications to be given by one party to the other shall be in writing and shall be sufficiently made or given if delivered by hand, delivered by facsimile (with mechanical confirmation of transmission) (such notice sent by facsimile to be effective when sent, if confirmed by overnight mail or overnight courier as provided below), or sent by overnight receipted mail, postage prepaid (such mailed notice to be effective on the date which is one business day after the date of mailing), or by reasonable, customary and reliable commercial overnight carrier in general usage (such notice sent by courier to be effective one business day after it is deposited with such courier), and addressed as follows:

In the case of OncoVista:

OncoVista Inc.
14785 Omicron Drive, Suite 104
San Antonio TX 78245-3222
Attention: Alexander Weis

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

In the case of OSI:

(OSI) Pharmaceuticals, Inc.
41 Pinelawn Road
Melville, New York 11747
Attention: General Counsel

With a copy to Vice President, Business Development

or such other address as either party shall notify the other in writing.

11.3 Amendment and Waiver. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by both of the Parties or, in the case of a waiver, by the party waiving compliance. Neither the failure of a party at any time or times to require performance of any provision hereof nor the waiver by a party of any condition shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

11.4 Binding Nature. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

11.5 Force Majeure. Any delays in or failures of performance by a party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: Acts of God; acts, regulations or laws of any government; strikes or the concerted acts of worker; fires; floods; explosions; riots; wars; rebellion; and sabotage. Any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

11.6 Use of Trademarks and Trade Names. Neither PARTY shall use the name or trademarks or service marks, logos, employees names or owner symbol of the other PARTY hereto for any purpose, including, without limitation, in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the other party. Nothing contained herein shall be construed as granting either PARTY any rights or license to use any of the other PARTY's trademarks or trade names without separate, express written permission of the owner of such trademark or trade name.

11.7 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal substantive laws of Delaware, without giving effect to any choice or conflicts of laws rule or provision that would result in the application of the substantive law of any other jurisdiction.

11.8 Assignment

(a). This Agreement shall be binding upon and shall inure to the benefit of the PARTIES hereto and their respective successors and assigns; provided however, that neither PARTY may assign any of its rights, duties or obligations hereunder without the prior written consent of the other PARTY, except that no prior written consent shall be required in the event

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

that a third party acquires substantially all of the assets or outstanding shares or, or merges with, OSI or OncoVista, as the case may be. No assignment of this Agreement or of any rights hereunder shall relieve the assigning PARTY of any of its obligations or liability hereunder. Any attempted assignment not in compliance with this Section 11.8 shall be of no force or effect.

11.9 Dispute Resolution. Any payment dispute or dispute arising out of any audit conducted pursuant to Section 5.1 shall be resolved through binding arbitration as follows:

(a) A Party may submit such dispute to arbitration by notifying the other Party, in writing, of such dispute. Within [*] after receipt of such notice, the Parties shall designate in writing a single arbitrator to resolve the dispute; provided, however, that if the Parties cannot agree on an arbitrator within such [*], the arbitrator shall be selected by the New York, New York office of the American Arbitration Association (the "AAA"). The arbitrator shall be a lawyer knowledgeable and experienced in the law concerning the subject matter of the dispute, and shall not be an Affiliate, employee, consultant, officer, director or stockholder of any Party.

(b) Within [*] after the designation of the arbitrator, the arbitrator and the Parties shall meet, at which time the Parties shall be required to set forth in writing all disputed issues and a proposed ruling on the merits of each such issue.

(c) The arbitrator shall set a date for a hearing, which shall be no later than [*] after the submission of written proposals pursuant to Section 11.9(b), to discuss each of the issues identified by the Parties. The Parties shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the AAA; provided, however, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence.

(d) The arbitrator shall use his or her best efforts to rule on each disputed issue within [*] after the completion of the hearings described in Section 11.9(c). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties. All rulings of the arbitrator shall be in writing and shall be delivered to the Parties.

(e) The (i) attorneys' fees of the Parties in any arbitration, (ii) fees of the arbitrator and (iii) costs and expenses of the arbitration shall be borne by the Parties as determined by the arbitrator.

(f) Any arbitration pursuant to this Section 11.9 shall be conducted in New York, New York, if requested by OncoVista and in San Antonio, Texas, if requested by OSI. Any arbitration award may be entered in and enforced by a court in accordance with Section 11.10.

11.10 Jurisdiction. Except with respect to disputes arising out of audits conducted pursuant to Section 5.1 or with respect to payment disputes, which shall be resolved through binding arbitration in accordance with Section 11.9, each Party (a) irrevocably submits to the exclusive jurisdiction in the United States District Court for the Southern District of New York and any State courts sitting in New York, New York (collectively, the "Courts"), for purposes of

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

any action, suit or other proceeding arising out of this Agreement, and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party.

11.11 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the Parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the Parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

11.12 Independent Contractors. Each party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any third party. This Agreement and the relations hereby established by and between OSI and OncoVista do not constitute a partnership, joint venture, franchise, agency or contract of employment. Neither party is granted, and neither party shall exercise, the right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other party or its Affiliates.

11.13 Captions. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof.

11.14 Word Meanings. Words such as *herein, hereinafter, hereof* and *hereunder* refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

11.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

*** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.**

THE PARTIES have duly executed this Agreement as of the date first shown above.

(OSI) PHARMACEUTICALS, INC.	OncoVista, Inc.
BY: ____________________	BY: Alexander L. Weis
TITLE: Chief Executive Officer	TITLE: President & Chief Executive Officer
DATE: ____________________	DATE: 4 October 2007

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

THE PARTIES have duly executed this Agreement as of the date first shown above.

(OSI) PHARMACEUTICALS, INC.	OncoVista, Inc.
BY: [signature]	BY: ______
TITLE: Chief Executive Officer	TITLE: ______
DATE: October 5, 2007	DATE: ______

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT A

COMPOUND

[*]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT B

EXCLUSIVE PATENT RIGHTS

country/region	appln no. (publication no)	filing date	PATENT NO./ STATUS	GRNT DATE
		*		

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

country/region	appln no (publication no.)	file date	PATENT NO / STATUS	GRNT DATE

*

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

country/region	appln no. (publication no.)	file date	PATENT NO./ STATUS	GRNT DATE

[*]

country/region	appln no. (publication no.)	file date	PATENT NO./ STATUS	GRNT DATE

[*]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

country/region	appln no. (publication no.)	file date	PATENT NO./ STATUS	GRNT DATE

*

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

country/region	appln no. (publication no.)	file date	PATENT NO./ STATUS	GRNT DATE

[*]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT C

KNOW HOW

[*]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT D

LIPOSOMAL PATENT RIGHTS

country/region	*appln no.* *(publication no.)*	*file date*	PATENT NO./ STATUS	GRNT DATE

*

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

country/region	appln no. (publication no.)	file date	PATENT NO./ STATUS	GRNT DATE

*

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT E

PRODUCT DATA PACKAGE

[*]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT F

PRODUCT INVENTORY

Cardinal UK

Cardinal Part Number	Study Number	Drug Name	Strength	Lot number	Expiry	Quantity
		[*]				

Gilead

Description	Item Number	Lot Number	Location	Quantity	Exp.Date	Comments
	[*]					

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT G

FORMS OF SUBSCRIPTION AGREEMENT; INVESTORS' RIGHTS AGREEMENT; AND STOCKHOLDERS AGREEMENT

[ATTACHED]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT H

FORM OF WARRANTS

[ATTACHED]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.